EXHIBIT 6


                         ROSENFELD, GOLDMAN & WARE, INC.
                                ATTORNEYS AT LAW
                                101 MARIETTA ST.
                                   SUITE 1070
                                ATLANTA, GA 30303
                                  404-522-1202
                                404-522-1447 FAX
                              rgwinc@mindspring.com
                              ---------------------
                        investmentbanker2001@hotmail.com
                        --------------------------------


                                 April 25, 2002


We hereby consent to the filing of this opinion as an exhibit to a the Registration Statement and to the reference to our firm under the caption Legal Matters in the Registration Statement. In so doing, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

                                    Very  truly  yours,

                                    /s/  Rosenfeld, Goldman & Ware, Inc.
                                    ------------------------------------
                                    ROSENFELD, GOLDMAN & WARE,  NC.


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